Exhibit 99.1.

QUESTAR CLARIFIES NATURAL GAS INVENTORY AT ITS CLAY BASIN FACILITY

SALT LAKE CITY — Questar Corp. (NYSE:STR) During the question and answer portion of the Company’s second-quarter 2009 earnings teleconference call, Questar misstated the current inventory level relative to a year ago in the Clay Basin underground natural gas storage facility.  Please refer to the Company’s Web site for the correct current storage level and prior year comparison.  The Web site address is www.questarpipeline.com/reports/cbinv.html.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $8.3 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

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